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                                                                  EXHIBIT
                                                                  24.10




                     CONSENT OF H. MELVILLE HICKS, JR., ESQ.
                             COUNSEL FOR THE COMPANY
          (set forth in the opinion of counsel included as Exhibit 5.6)











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